UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018
Southwest Airlines Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________	_____________	______________
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611, Dallas, Texas	75235-1611
_________________________________	___________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02    Results of Operations and Financial Condition.

Southwest Airlines Co. (the "Company") is providing estimated financial and operational impacts related to tax reform legislation and certain other fourth quarter 2017 items and actions.

•	The Company expects to record approximately $105 million in expenses during fourth quarter 2017 related to the following items that were not included in previous guidance for fourth quarter 2017:

◦
The approval in December 2017 by the Compensation Committee of the Board of Directors of a $1,000 cash bonus to each eligible Employee as of December 31, 2017, in celebration of tax reform legislation. The Company estimates that this bonus, and related cash bonus payroll taxes, will result in approximately $70 million in incremental salaries, wages, and benefits expense in fourth quarter 2017.

◦	A charitable contribution of $5 million.

◦	Approximately $30 million related to a litigation settlement, as well as unplanned costs, primarily in salaries, wages, and benefits, related to ongoing Labor negotiations.

•
These expenses are estimated to add approximately 3.5 points to the Company’s previous guidance for its fourth quarter 2017 year-over-year trend in operating expenses per available seat mile, excluding fuel, profitsharing, and special items.

•
The Company expects to record a credit, or reduction, to income tax expense in fourth quarter 2017 in the range of $1 billion to $1.5 billion due to tax reform legislation as a result of the difference between rates in effect when income tax expense was accrued, and the rates expected to be in effect when the income taxes will in fact be paid. This estimated impact is a non-cash item for fourth quarter 2017, and is expected to be treated as a special item.

•
Based on the Company’s fuel derivative contracts and market prices as of December 29, 2017, the Company now expects its fourth quarter 2017 economic fuel costs to be in the $2.10 to $2.15 per gallon range[1], including taxes.

•
During fourth quarter 2017, the Company returned $350 million to its Shareholders through the repurchase of common stock. The Company repurchased $250 million in common stock pursuant to an accelerated share repurchase (ASR) program launched during fourth quarter and received approximately 3.32 million shares, representing an estimated 75 percent of the shares expected to be repurchased under that ASR program. Additionally, the Company repurchased approximately 1.63 million shares through $100 million in open market transactions. During fourth quarter 2017, the Company also received approximately 1.21 million shares, which remained pursuant to a $300 million third quarter 2017 ASR program. The Company has $1.35 billion remaining under its May 2017 share repurchase authorization.

•
The Company revised its future firm order delivery schedule with Boeing during fourth quarter 2017 to support future growth opportunities and fleet modernization at favorable economics. The Company exercised 40 737 MAX 8 options for 15 firm orders in 2019 and 25 firm orders in 2020. The Company also deferred 23 737 MAX 7 firm orders from 2019 through 2021 to 12 firm orders in 2023 and 11 firm orders in 2024. The Company also accelerated 23 737 MAX 8 firm orders from 2023 through 2024 to an additional 21 firm orders in 2021 and 2 firm orders in 2022. Additional information regarding the Company’s aircraft delivery schedule is below. The Company’s 2018 available seat mile growth plans remain unchanged. The Company's capital commitments associated with firm orders for 2018 are now expected to be less than $1 billion due to the Company’s revised aircraft delivery schedule. For 2019 through 2022, the Company's capital commitments associated with firm orders are expected to be approximately $1 billion per year, on average.

Southwest Airlines Co.
737 Delivery Schedule
As of December 31, 2017

	The Boeing Company
	-800 Firm Orders	MAX 7 Firm Orders	MAX 8 Firm Orders		MAX 8 Options	Additional -700s	Total
2017	39	—	13		—	18	70
2018	26	—	14		—	4	44
2019	—	7	15		—	—	22
2020	—	—	25		—	—	25
2021	—	—	34		—	—	34
2022	—	—	17		14	—	31
2023	—	12	22		23	—	57
2024	—	11	30		23	—	64
2025	—	—	40		36	—	76
2026	—	—	—		36	—	36
2027	—	—	—		23	—	23
	65	30	210	(a)	155	22	482
(a) The Company has flexibility to substitute 737-7 in lieu of 737-8 aircraft beginning in 2019.

The information furnished in this Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

1Economic fuel cost projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate the hedge accounting impact associated with the volatility of the energy markets or the impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s expected results of operations for fourth quarter and full year 2017 and beyond and (ii) the Company's fleet plans and expectations. These statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the company's customary quarterly close and review procedures and any resulting adjustments; (ii) the Company's dependence on third parties, in particular with respect to its fleet plans; (iii) the impact of governmental actions, consumer demand, competitor actions, and other factors beyond the Company’s control on the Company’s business decisions, plans, and strategies; and (iv) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

January 2, 2018	By	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)